UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2010
QLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)
Registrant’s telephone number, including area code: (949) 389-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective September 9, 2010, the QLogic Corporation Board of Directors (i) unanimously resolved to increase the number of directors from six to eight in accordance with Article III, Section 2 of the Bylaws of the Company, and (ii) appointed Scott Mercer and Bill Zeitler to the Board of Directors. At this time, no decision has been made regarding which Board committees Messrs. Mercer and Zeitler will serve on.
     Messrs. Mercer and Zeitler will be entitled to participate in the compensation arrangements available to non — employee directors of the Company as described in the Company’s most recent proxy statement relating to our August 2010 Annual Meeting. Pursuant to the Non-Employee Director Equity Award Program under the QLogic Corporation 2005 Performance Incentive Plan, upon their appointment Messrs. Mercer and Zeitler were each granted a non-qualified stock option to purchase 41,644 shares of QLogic common stock at a per share exercise price of $15.93.

Item 8.01	Other Events.
On September 13, 2010, the Company issued a press release announcing the appointment of Scott Mercer and Bill Zeitler to the Board of Directors. A copy of the press release is attached hereto as an exhibit.
Item. 9.01 Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 99.1 Press Release, dated September 13, 2010, announcing the appointment of Scott Mercer and Bill Zeitler to the Board of Directors of QLogic Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
September 14, 2010	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President and Chief Financial Officer